Exhibit 99.1

Pagaya Technologies Announces Upsized $350 Million PIPE

to Further Accelerate Growth

New PIPE Investors Include: Tiger Global, Whale Rock, GIC – Singapore’s Sovereign Wealth

Fund, Healthcare of Ontario Pension Plan (HOOPP) and G Squared

•	Oversubscribed PIPE based on the same terms as original transaction enterprise value of approximately $8.5 billion for proposed merger with EJF Acquisition Corp.

•	Investor support represents another vote of confidence in Pagaya’s strategy to penetrate regional/large banks and auto lenders and expand into new markets to capture the massive TAM opportunity

NEW YORK & ARLINGTON, Va. & TEL AVIV, Israel – January 11, 2022 – Pagaya Technologies Ltd. (“Pagaya”), a B2B2C financial technology company enabling its financial services partners to serve more customers through its artificial intelligence partner network, today announced an upsized $350 million fully committed common equity PIPE. The PIPE will further support Pagaya’s business plan upon the close of its pending business combination with EJF Acquisition Corp. (NASDAQ: EJFA, EJFAU, EJFAW), previously announced in September 2021.

“Pagaya is led by a best-in-class management team and is at the forefront of FinTech innovation. The support of this distinguished investor group is a vote of confidence in the company’s strategy to penetrate what is a substantial addressable market, including banking, consumer lending, credit cards and point-of-sale financing,” said Manny Friedman, Chairman, EJF Acquisition Corp.

The additional $220 million of new committed capital represents a cornerstone investment by a premier group of long-term investors, including Tiger Global, Whale Rock, GIC – Singapore’s Sovereign Wealth Fund, Healthcare of Ontario Pension Plan (HOOPP) and G Squared. To accommodate the significant demand, funds affiliated with EJF Capital LLC reduced a portion of their allocation.

“At Pagaya we value relationships and expertise. We are incredibly humbled to have the support of world-class, long-term investors who share our vision,” said Gal Krubiner, Co-Founder and CEO of Pagaya. “As we enter 2022 focused on the continued adoption of our technology by additional large banks and auto lenders, this incremental funding reflects an enormous vote of confidence in our strategy and our team.”

Pagaya has entered a new market every year since 2018, starting with personal loans and then expanding into auto loans and real estate. This growth demonstrates the Company’s unique technology and the ability of the business to scale across markets. The same approach has led to significant progress in other markets such as credit cards and point-of-sale financing. Pagaya’s growth strengthens and reinforces its technology advantage by harnessing additional data to achieve a continued flywheel effect over time.

“Pagaya has created a new category as the AI backbone of the financial ecosystem.” said Scott Shleifer, Partner, Tiger Global. “As a result, it is one of the most attractive growth opportunities that we’ve encountered in technology investing.”

Kristov Paulus, Partner at Whale Rock Capital Management commented, “Pagaya’s differentiated technology and data network strengthen over time, deepening its competitive moat. We are excited to support the team as they expand consumers’ access to credit and modernize the financial services industry broadly.”

“What we see in Pagaya is a combination of cutting-edge technology applied in new and innovative ways, and an exciting business model. We see a long-term win-win partnership in the platform which allows us to invest in a smart and scalable manner, and where we can also add value through the partnerships we bring,” said Liew Tzu Mi, GIC’s Chief Investment Officer for Fixed Income.

As announced previously, Leslie Gillin, former Chief Marketing Officer of JP Morgan Chase and President of Chase Co-Brand Card, joined Pagaya as Chief Growth Officer, adding additional senior level capabilities to a team focused on long-term growth with the largest financial services partners. “I know first hand the differentiated value we are bringing to our partners and their customers,” said Leslie Gillin, Pagaya’s Chief Growth Officer, “as a result, I believe the best is yet to come for Pagaya.”

Strong Q3 Revenue Performance and Other Developments

•

On November 29, 2021, Pagaya announced strong third quarter 2021 performance with $137 million in Q3 2021 revenue and $320 million in revenue year-to-date through Q3 2021, over 220% higher than full-year 2020 revenue.[1]

•

On October 18, 2021, Pagaya announced its new partnership with SoFi (NASDAQ: SOFI), the digital personal finance company, to enable SoFi to broaden members’ access to its financial products. This partnership with SoFi is the largest deployment of Pagaya’s technology in the fintech marketplace to date.

[1]	2020 financial information based on audited financials. Information related to 2021 is based on unaudited financial results.

SPAC Transaction and PIPE Overview

The proposed business combination values Pagaya at a pro forma implied enterprise value of approximately $8.5 billion at closing. In addition, the transaction includes approximately $287.5 million in gross proceeds from EJFA’s cash in trust (assuming no redemptions) and $350 million in gross proceeds from the upsized and fully committed PIPE. The business combination, which has been unanimously approved by the boards of directors of both Pagaya and EJFA, is targeted to close in early 2022, subject to shareholder approvals and other customary closing conditions.

About Pagaya

Pagaya is a financial technology company working to reshape the lending marketplace through machine learning, big data analytics, and sophisticated AI-driven technology. Financial services businesses connect with Pagaya’s network to expand their customer base and augment their products and services by utilizing Pagaya’s AI network. Its proprietary API integrates with partners providing a seamless partner and user experience.

For more information on Pagaya’s technology, services, and careers, please visit www.Pagaya.com.

About EJFA

EJF Acquisition Corp. is a blank check company sponsored by EJF Capital LLC and affiliates formed for the purpose of partnering with a high-quality financial services business. EJFA’s management team and Board of Directors are composed of veteran financial service industry executives and founders, including Manny Friedman, Chairman, Neal Wilson, Vice Chairman, Kevin Stein, Chief Executive Officer, and Thomas Mayrhofer, Chief Financial Officer.

For more information on EJF Acquisition Corp. please visit www.ejfacqusition.com.

Advisors

JPMorgan, UBS Investment Bank and Barclays acted as joint placement agents on the PIPE. UBS Investment Bank is serving as lead financial and capital markets advisor to EJFA. Barclays is also serving as financial and capital markets advisor to EJFA. Simpson Thacher & Bartlett LLP is serving as legal counsel to EJFA in connection with the transaction. J.P. Morgan Securities LLC is serving as exclusive financial advisor to Pagaya, and Skadden, Arps, Slate, Meagher & Flom LLP and Goldfarb Seligman & Co. are serving as legal counsel to Pagaya in connection with the transaction.

Additional Information and Where to Find It

In connection with the proposed business combination between Pagaya and EJFA, Pagaya intends to file a registration statement on Form F-4 that will include a preliminary proxy statement to be distributed to shareholders of EJFA in connection with EJFA’s solicitation of proxies for the vote by its shareholders with respect to the proposed business combination. After the registration statement has been filed and declared effective by the Securities and Exchange Commission (the “SEC”), EJFA will mail a definitive proxy statement / prospectus to its shareholders as of the record date established for voting on the proposed business combination and the other proposals regarding the proposed business combination set forth in the proxy statement. Pagaya or EJFA may also file other documents with the SEC regarding the proposed business combination. Before making any investment or voting decision, shareholders and other interested persons are advised to read, when available, the registration statement and preliminary proxy statement / prospectus and any amendments thereto, and the definitive proxy statement / prospectus in connection with EJFA’s solicitation of proxies for the special meeting to be held to approve the transactions contemplated by the proposed business combination because these materials will contain important information about Pagaya, EJFA and the proposed transaction. Shareholders will also be able to obtain a copy of the preliminary proxy statement / prospectus and the definitive proxy statement / prospectus once they are available, without charge, at the SEC’s website at www.sec.gov, or at Pagaya’s website at www.pagaya.com, or by directing a request to: EJF Acquisition Corp., 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

Participants in the Solicitation

Pagaya and EJFA and their respective directors and officers may be deemed participants in the solicitation of proxies of EJFA’s shareholders in connection with the proposed business combination. EJFA’s shareholders, Pagaya’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Pagaya and EJFA at Pagaya’s website at www.pagaya.com, or in EJFA’s registration statement on Form S-1 filed on February 18, 2021, respectively.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to EJFA’s shareholders in connection with the proposed transaction will be set forth in the proxy statement / prospectus for the transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement / prospectus filed with the SEC in connection with the proposed business combination.

Forward looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of EJFA, Pagaya or the combined company after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger providing for the business combination (the “Agreement”) and the proposed business combination contemplated thereby; (2) the inability to complete the transactions contemplated by the Agreement due to the failure to obtain approval of the shareholders of EJFA or other conditions to closing in the Agreement; (3) the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the Agreement; (4) the risk that the proposed transaction disrupts current plans and operations of Pagaya as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Pagaya may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by EJFA. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. EJFA and Pagaya undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Any financial information or projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Pagaya’s and EJFA’s control. The inclusion of financial information or projections in this communication should not be regarded as an indication that Pagaya or EJFA, or their respective representatives and advisors, considered or consider the information or projections to be a reliable prediction of future events.

Non-Solicitation

This document is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange, the securities of Pagaya, EJFA or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

For all Pagaya media inquiries, please reach out to ASTRSK PR at Pagaya@astrskpr.com.

For all Pagaya IR inquiries, please reach out to ICR at PagayaIR@icrinc.com.

For all EJFA media inquiries, please reach out to Nathaniel Garnick/Kevin FitzGerald at Gasthalter & Co. at (212) 257-4170 or pagaya@gasthalter.com.